ION reports first quarter 2015 results
Results impacted by the continued slowdown in exploration spending

HOUSTON – May 6, 2015 – ION Geophysical Corporation (NYSE: IO) today reported a first quarter 2015 net loss of $55.3 million, or $(0.34) per share, on revenues of $40.6 million, compared to an adjusted net income of $6.4 million, or $0.04 per diluted share, on revenues of $144.7 million in first quarter 2014. During the first quarter 2015, the Company initiated a further restructuring program, recording charges of approximately $4 million. A reconciliation of restructuring and special items to the first quarter 2015 and 2014 can be found in the financial tables of this press release.
At March 31, 2015, the Company’s cash and cash equivalents were $144.4 million. The Company consumed cash before financing activities of $27.5 million during the first quarter 2015, compared to a generation of cash before financing activities of $36.9 million in the prior year period. First quarter 2015 Adjusted EBITDA was $(38.1) million, compared to $42.9 million in the first three months of 2014. A reconciliation of Adjusted EBITDA can be found in the financial tables of this press release.
Brian Hanson, ION’s President and Chief Executive Officer, commented, “As we expected, our first quarter results were impacted by the significant downturn in exploration spending. The first quarter is usually our softest, but this quarter was exceptionally weak, as many of our E&P customers have delayed until recently finalizing their budgets for 2015.
“Since identifying a softening in exploration spending as early as the third quarter of 2013, we have been managing our business conservatively with a focus on generating free cash flow. We have continued to scrutinize lower performing parts of our business, resulting in further restructuring of our Data Processing and Systems businesses. During the first quarter, we centralized our global data processing capabilities to core data processing ‘Centers of Excellence’ in the U.S. and the U.K., and we consolidated our marine equipment repair operations into two locations in the U.S. and the U.A.E. Including actions taken in December 2014, our restructurings have resulted in an approximate 20% reduction of full-time employees. In addition, in the second quarter, we initiated a 10% salary reduction program among a majority of our U.S. and U.K. employees. We expect these actions will result in savings of approximately $25 million in 2015.
“While there still remains a significant amount of uncertainty in the multi-client side of our Solutions segment, we are starting to see an increase in customer activity. In addition, we are starting to see growth in the sales pipeline for reprocessing existing seismic data. Our Systems and Software businesses continue to be impacted by the reduction in vessel capacity within the towed streamer seismic contractor market, and we expect this trend to continue throughout 2015 and into 2016.

“Within our Ocean Bottom Services segment, OceanGeo has been idle since late fourth quarter. We have been verbally awarded and are working through the bid process towards a formal contract for a longer-term project in Brazil, expected to begin in the fourth quarter of this year or early 2016. To bridge the gap, we are negotiating with other customers for short-term survey work. Despite the extended market downturn and uncertainty, we see significant long-term potential for OceanGeo and technologies to improve ocean bottom survey productivity, and we expect demand for ocean bottom production surveys (4D) to increase.
“We expected to be a net consumer of cash during the first half of 2015, even though we are operating the business conservatively with a focus on cash preservation. With most of our E&P customers having finalized their budgets for 2015, we now expect to see an increase in exploration spending over the back half of the year, albeit at lower than historical levels. As a result of our more constructive forecast for exploration spending and our available liquidity, we will continue to invest in key strategic opportunities, positioning us to take advantage of market opportunities when seismic activity resumes.”
FIRST QUARTER 2015
The Company’s segment revenues for the first quarter were as follows (in thousands):

	Three Months Ended March 31,
	2015	2014	% Change
Solutions	$18,999	$89,241	(79)%
Systems	12,769	24,848	(49)%
Software	8,810	10,039	(12)%
Ocean Bottom Services	—	20,570	(100)%
Total	$40,578	$144,698	(72)%
Within the Solutions segment, new venture revenues were $5.0 million, an 85% decrease from first quarter 2014; data library revenues were $2.1 million, an 84% decrease; and data processing revenues were $11.8 million, a 73% decrease. All businesses within the Solutions segment were impacted by the continued slowdown in exploration spending. A portion of the year-over-year decline in data processing revenues was due to $15.0 million of revenues recognized in the first quarter 2014, for work performed in 2013, that did not recur in first quarter 2015.
The decrease in Systems segment revenues was primarily due to a reduction in sales of new marine positioning systems and a reduction in repair and replacement revenues, both attributable to a decrease in vessel capacity from 2014 to 2015.
Software segment revenues were down compared to record first quarter revenues in 2014, primarily due to lower Orca® licensing revenues and the effects of foreign currency translation. While Software segment revenues were down year over year, the segment generated overall gross and operating margins of 63% and 38%, respectively, during the quarter.
As previously stated, the Company’s Ocean Bottom Services segment was impacted by OceanGeo’s crew being idle, resulting in a lack of revenue generation in first quarter 2015.

Consolidated gross margins were (39)% compared to 39% in first quarter 2014, and operating margins were (115)% compared to 14% in the prior year quarter. The decreases in gross and operating margins were driven by the significant decline in revenues within the Solutions segment and from lack of revenues generated in the Company’s Ocean Bottom Services segment.
Income tax expense was $1.0 million for first quarter 2015, related to income from the Company’s non-U.S. businesses. This foreign tax expense was not offset by tax benefits on losses within the U.S. and other jurisdictions, therefore producing a consolidated income tax expense on a pre-tax loss.
CONFERENCE CALL
The Company has scheduled a conference call for Thursday, May 7, 2015, at 10:00 a.m. Eastern Time that will include a slide presentation to be posted in the Investor Relations section of the ION website by 9:00 a.m. Eastern Time. To participate in the conference call, dial (877) 407-0672 at least 10 minutes before the call begins and ask for the ION conference call. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until May 21, 2015. To access the replay, dial (877) 660-6853 and use pass code 13606760#.
Investors, analysts and the general public will also have the opportunity to listen to the conference call live over the Internet by visiting www.iongeo.com. An archive of the webcast will be available shortly after the call on the Company’s website.
About ION
ION is a leading provider of technology-driven solutions to the global oil & gas industry. ION’s offerings are designed to help companies reduce risk and optimize assets throughout the E&P lifecycle. For more information, visit www.iongeo.com.
Contact
Steve Bate
Executive Vice President and Chief Financial Officer
+1.281.552.3011

The information included herein contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may include future sales, earnings and market growth, timing of sales, future liquidity and cash levels, future estimated revenues and earnings, sales expected to result from backlog, benefits expected to result from OceanGeo, expected outcome of litigation and other statements that are not of historical fact. Actual results may vary materially from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include risks associated with pending and future litigation, including the risk that the Company does not prevail in its appeal of the judgment in the lawsuit with WesternGeco and that the ultimate outcome of the lawsuit could have a material adverse effect on the Company’s financial results and liquidity; the timing and development of the Company’s products and services and market acceptance of the Company’s new and revised product offerings; the performance of OceanGeo; the Company’s level and terms of indebtedness; competitors’ product offerings and pricing pressures resulting therefrom; the relatively small number of customers that the Company currently relies upon; the fact that a significant portion of the Company’s revenues is derived from foreign sales; that sources of capital may not prove adequate; the Company’s inability to produce products to preserve and increase market share; collection of receivables; and technological and marketplace changes affecting the Company’s product lines. Additional risk factors, which could affect actual results, are disclosed by the Company from time to time in its filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2014 and its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed during 2015.

Tables to follow

ION GEOPHYSICAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Service revenues	$20,080	$110,696
Product revenues	20,498	34,002
Total net revenues	40,578	144,698
Cost of services	45,534	72,071
Cost of products	10,832	15,773
Gross profit (loss)	(15,788)	56,854
Operating expenses:
Research, development and engineering	7,720	9,039
Marketing and sales	7,833	9,213
General, administrative and other operating expenses	15,348	18,931
Total operating expenses	30,901	37,183
Income (loss) from operations	(46,689)	19,671
Interest expense, net	(4,625)	(4,797)
Equity in losses of investments	—	(1,688)
Other income (expense), net	(3,219)	68,526
Income (loss) before income taxes	(54,533)	81,712
Income tax expense	983	5,263
Net income (loss)	(55,516)	76,449
Net (income) loss attributable to noncontrolling interests	252	(470)
Net income (loss) attributable to ION	$(55,264)	$75,979
Net income (loss) per share:
Basic	$(0.34)	$0.46
Diluted	$(0.34)	$0.46
Weighted average number of common shares outstanding:
Basic	164,567	163,847
Diluted	164,567	164,061

ION GEOPHYSICAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

ASSETS	March 31, 2015	December 31, 2014
Current assets:
Cash and cash equivalents	$144,438	$173,608
Accounts receivable, net	39,369	114,325
Unbilled receivables	24,098	22,599
Inventories	42,976	51,162
Prepaid expenses and other current assets	13,007	13,662
Total current assets	263,888	375,356
Deferred income tax asset	8,605	8,604
Property, plant, equipment and seismic rental equipment, net	79,739	69,840
Multi-client data library, net	128,598	118,669
Goodwill	26,289	27,388
Intangible assets, net	6,276	6,788
Other assets	10,064	10,612
Total assets	$523,459	$617,257
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$7,242	$7,649
Accounts payable	29,150	36,863
Accrued expenses	50,849	65,264
Accrued multi-client data library royalties	15,604	35,219
Deferred revenue	11,327	8,262
Total current liabilities	114,172	153,257
Long-term debt, net of current maturities	182,421	182,945
Other long-term liabilities	144,979	143,804
Total liabilities	441,572	480,006
Redeemable noncontrolling interest	1,325	1,539
Equity:
Common stock	1,647	1,645
Additional paid-in capital	889,255	887,749
Accumulated deficit	(789,673)	(734,409)
Accumulated other comprehensive loss	(14,152)	(12,807)
Treasury stock	(6,565)	(6,565)
Total stockholders’ equity	80,512	135,613
Noncontrolling interest	50	99
Total equity	80,562	135,712
Total liabilities and equity	$523,459	$617,257

ION GEOPHYSICAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$(55,516)	$76,449
Adjustments to reconcile net income (loss) to cash (used in) provided by operating activities:
Depreciation and amortization (other than multi-client data library)	6,525	7,904
Amortization of multi-client data library	5,289	16,326
Stock-based compensation expense	1,480	2,777
Equity in losses of investments	—	1,688
Reduction of accrual for loss contingency related to legal proceedings	—	(69,557)
Deferred income taxes	(12)	(884)
Change in operating assets and liabilities:
Accounts receivable	74,388	60,646
Unbilled receivables	(1,523)	(18,945)
Inventories	(468)	(144)
Accounts payable, accrued expenses and accrued royalties	(39,144)	(5,359)
Deferred revenue	3,137	(4,678)
Other assets and liabilities	(862)	(3,541)
Net cash (used in) provided by operating activities	(6,706)	62,682
Cash flows from investing activities:
Cash invested in multi-client data library	(9,088)	(22,353)
Purchase of property, plant, equipment and seismic rental assets	(11,994)	(1,997)
Repayment of advance to INOVA Geophysical	—	1,000
Net investment in and advances to OceanGeo B.V. prior to its consolidation	—	(3,074)
Other investing activities	257	605
Net cash used in investing activities	(20,825)	(25,819)
Cash flows from financing activities:
Borrowings under revolving line of credit	—	15,000
Payments on notes payable and long-term debt	(2,066)	(2,755)
Other financing activities	31	166
Net cash (used in) provided by financing activities	(2,035)	12,411
Effect of change in foreign currency exchange rates on cash and cash equivalents	396	(24)
Net (decrease) increase in cash and cash equivalents	(29,170)	49,250
Cash and cash equivalents at beginning of period	173,608	148,056
Cash and cash equivalents at end of period	$144,438	$197,306

ION GEOPHYSICAL CORPORATION AND SUBSIDIARIES
SUMMARY OF SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Net revenues:
Solutions:
New Venture	$5,029	$32,738
Data Library	2,137	13,217
Total multi-client revenues	7,166	45,955
Data Processing	11,833	43,286
Total	$18,999	$89,241
Systems:
Towed Streamer	$5,165	$11,851
Other	7,604	12,997
Total	$12,769	$24,848
Software:
Software Systems	$7,729	$9,154
Services	1,081	885
Total	$8,810	$10,039
Ocean Bottom Services	$—	$20,570
Total	$40,578	$144,698
Gross profit (loss):
Solutions	$(10,392)	$33,011
Systems	4,559	11,417
Software	5,590	7,257
Ocean Bottom Services	(15,545)	5,169
Total	$(15,788)	$56,854
Gross margin:
Solutions	(55)%	37%
Systems	36%	46%
Software	63%	72%
Ocean Bottom Services	—%	25%
Total	(39)%	39%
Income (loss) from operations:
Solutions	$(21,778)	$19,112
Systems	1,014	3,371
Software	3,335	5,128
Ocean Bottom Services	(17,559)	4,162
Corporate and other	(11,701)	(12,102)
Total	$(46,689)	$19,671
Operating margin:
Solutions	(115)%	21%
Systems	8%	14%
Software	38%	51%
Ocean Bottom Services	—%	20%
Corporate and other	(29)%	(8)%
Total	(115)%	14%

ION GEOPHYSICAL CORPORATION AND SUBSIDIARIES
Reconciliation of Adjusted EBITDA to Net Income (Loss)
(Non-GAAP Measure)
(In thousands)
(Unaudited)
The term Adjusted EBITDA represents net income (loss) before interest expense, interest income, income taxes, depreciation and amortization and other similar non-cash charges including, without limitation, equity in (earnings) losses of investments and the reduction of accrual for loss contingency related to legal proceedings. Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for net income (loss) or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. Additionally, Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included Adjusted EBITDA as a supplemental disclosure because its management believes that Adjusted EBITDA provides useful information regarding our ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates.

	Three Months Ended March 31,
	2015	2014
Net income (loss)	$(55,516)	$76,449
Interest expense, net	4,625	4,797
Income tax expense	983	5,263
Depreciation and amortization expense	11,814	24,230
Equity in losses of investments	—	1,688
Reduction of accrual for loss contingency related to legal proceedings	—	(69,557)
Adjusted EBITDA	$(38,094)	$42,870

ION GEOPHYSICAL CORPORATION AND SUBSIDIARIES
Reconciliation of Special Items to Diluted Earnings (Loss) per Share
(Non-GAAP Measure)
(In thousands, except per share data)
(Unaudited)
The financial results are reported in accordance with GAAP. However, management believes that certain non-GAAP performance measures may provide users of this financial information, additional meaningful comparisons between current results and results in prior operating periods. One such non-GAAP financial measure is income (loss) from operations or net income (loss) excluding certain charges or amounts. This adjusted income (loss) amount is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for income (loss) from operations, net income (loss) or other income data prepared in accordance with GAAP. See the table below for supplemental financial data and the corresponding reconciliation to GAAP financials three months ended March 31, 2015 and 2014:

	Three Months Ended March 31, 2015			Three Months Ended March 31, 2014
	As Reported	Special Items(1)	As Adjusted	As Reported	Special Items(2)	As Adjusted
Net revenues	$40,578	$—	$40,578	$144,698	$—	$144,698
Cost of sales	56,366	(1,813)	54,553	87,844	—	87,844
Gross profit (loss)	(15,788)	1,813	(13,975)	56,854	—	56,854
Operating expenses	30,901	(198)	30,703	37,183	—	37,183
Income (loss) from operations	(46,689)	2,011	(44,678)	19,671	—	19,671
Interest expense, net	(4,625)	—	(4,625)	(4,797)	—	(4,797)
Equity in losses of investments	—	—	—	(1,688)	—	(1,688)
Other income (expense), net	(3,219)	1,913	(1,306)	68,526	(69,557)	(1,031)
Income tax expense	983	—	983	5,263		5,263
Net income (loss)	(55,516)	3,924	(51,592)	76,449	(69,557)	6,892
Net (income) loss attributable to noncontrolling interest	252	(172)	80	(470)	—	(470)
Net income (loss) attributable to ION	$(55,264)	$3,752	$(51,512)	$75,979	$(69,557)	$6,422
Net income (loss) per share:
Basic	$(0.34)		$(0.31)	$0.46		$0.04
Diluted	$(0.34)		$(0.31)	$0.46		$0.04
Weighted average number of common shares outstanding:
Basic	164,567		164,567	163,847		163,847
Diluted	164,567		164,567	164,061		164,061

(1) Represents severance and facility charges related to first quarter 2015 restructuring.
(2) Represents a reduction in the WesternGeco legal contingency due to the court order issued in April 2014.